POWER OF ATTORNEY

Know all persons by these presents, that each person whose individual signature appears below constitutes and and appoints, Dr. B.E. Grote, Lamar McKay, David J. Jackson, David D.J. Pearl, Rupert Bondy, John E. Lynch Jr., (with full power to each of them to act alone) his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to BP plc registration statement on Form F-3 (no. 333-155798), any registration statements filed by BP plc on Form S-8 or Form F-6 and any other BP plc registration statements filed with the Securities and Exchange Commission (each, a “Registration Statement”), including any and all post-effective amendments and amendments thereto, and any registration statement relating to the same offering as the relevant Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, will all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

This power of attorney may be executed in one or more counterparts, each of which is an original.

IN WITNESS WHEREOF, each of the undersigned has executed this power of attorney as of the date indicated next to his or her signature.

Date

/s/ Paul Anderson	25/02/10
Paul Anderson, Non-Executive Director

/s/ A. Burgmans	25/02/10
A. Burgmans, Non-Executive Director

C.B. Carroll, Non-Executive Director

/s/ Sir William Castell	25/02/10
Sir William Castell, Non-Executive Director

/s/ I. Conn	25/2/10
I. Conn, Director

/s/ G. David	25/02/10
G. David, Non-Executive Director

E.B. Davis Jr., Non-Executive Director

/s/ R.W. Dudley	25 FEB 10
R.W. Dudley, Director

/s/ D.J. Flint	25/02/10
D.J. Flint, Non-Executive Director

/s/ Dr. B.E. Grote	25/02/10
Dr. B.E. Grote, Director (Principal Financial and Accounting Officer)

/s/ Dr. A.B. Hayward	25/02/10
Dr. A.B. Hayward, Director (Principal Executive Officer)

/s/ A.G. Inglis	25/02/10
A.G. Inglis, Director

/s/ Dr. D.S. Julius	25/02/10
Dr. D.S. Julius, Non-Executive Director

/s/ Sir Ian Prosser	25/02/10
Sir Ian Prosser, Deputy Chairman and Non-Executive Director

/s/ Carl Henric Svanberg	25/02/10
Carl Henric Svanberg, Chairman and Non-Executive Director